EXHIBIT 99.1

CRAIG ROGERSON NAMED PRESIDENT AND CEO OF HERCULES

WILMINGTON, DE, DECEMBER 11, 2003 . . . .Hercules Incorporated (NYSE: HPC) today announced that its Board of Directors has elected Craig A. Rogerson President and Chief Executive Officer, effective immediately.

John K. Wulff will continue as Non-Executive Chairman of the Board.  Wulff said, "After a thorough search, our Board has unanimously concluded that Craig is the right person to lead Hercules.  In addition to a strong operating background, excellent leadership skills and a wide-ranging knowledge of our businesses, he has played a key role in the company's successful turnaround and return to financial and operational health.  We look forward to working closely with Craig as we continue to execute on our strategy."

Joe B. Wyatt, an outside Director and Chairman of the Corporate Governance, Nominating and Ethics Committee, said Rogerson's selection followed a three-month international search conducted by the Board with the assistance of Spencer Stuart.   "We interviewed a number of highly qualified internal and external candidates.  Based on this extensive process, it is clear to us that Craig is the best person for the job."

Rogerson said, "I look forward to building on the solid foundation that the people of Hercules have worked hard to establish.  We are focused on driving shareholder value through solid execution of our strategy to bring value to our customers, increase competitive advantage, improve productivity and deliver further financial improvement."

Since April 2002, Rogerson has served as President of Hercules' FiberVisions and Pinova divisions and Corporate Vice President of Global Procurement.  He was previously Vice President and General Manager of BetzDearborn and earlier served as President and CEO of Wacker Silicones Corporation.

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Hercules manufactures and markets chemical specialties globally for making a variety of products for home, office and industrial markets. For more information, visit the Hercules website at www.herc.com.

This news release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, and adverse changes in economic and political climates around the world, including terrorist activities and international hostilities. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. As appropriate, additional factors are contained in reports filed by the Company with the Securities and Exchange Commission. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Media Contact:	John S. Riley	(302) 594-6025
Investor Contact:	Allen A. Spizzo	(302) 594-6491